Exhibit 4(e)(2)

                               DEPOSIT AGREEMENT
                                  (Class G-2)

                          Dated as of August 5, 2002


                                    between


               WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION

                                as Escrow Agent


                                      and


                  CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH

                                 as Depositary

                               TABLE OF CONTENTS

                                                                        Page


SECTION 1.1  Acceptance of Depositary......................................2

SECTION 1.2  Establishment of Accounts.....................................2

SECTION 2.1  Deposits......................................................2

SECTION 2.2  Interest......................................................2

SECTION 2.3  Withdrawals...................................................3

SECTION 2.4  Other Accounts................................................4

SECTION 3.   Termination...................................................4

SECTION 4.   Payments......................................................4

SECTION 5.   Representation and Warranties.................................5

SECTION 6.   Transfer......................................................6

SECTION 7.   Amendment, Etc................................................6

SECTION 8.   Notices.......................................................6

SECTION 9.   Obligations Unconditional.....................................7

SECTION 10.  Entire Agreement..............................................7

SECTION 11.  Governing Law.................................................7

SECTION 12.  Waiver of Jury Trial Right....................................7

SECTION 13.  Counterparts..................................................7

SECTION 14.  Head Office Obligation........................................7

          DEPOSIT AGREEMENT (Class G-2) dated as of August 5, 2002 (as amended, modified or supplemented from time to time, this "Agreement") between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent under the Escrow and Paying Agent Agreement referred to below (in such capacity, together with its successors in such capacity, the "Escrow Agent"), and CREDIT SUISSE FIRST BOSTON, a banking institution organized under the laws of Switzerland, acting through its New York branch, as depositary bank (the "Depositary").

                              W I T N E S S E T H

          WHEREAS, Northwest Airlines Corporation, a Delaware corporation (the "Guarantor"), Northwest Airlines, Inc., a Minnesota corporation ("Northwest") and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity except as otherwise expressly provided therein, but solely as trustee (in such capacity, together with its successors in such capacity, the "Pass Through Trustee") have entered into a Trust Supplement No 2002-1G-2, dated as of August 5, 2002, to the Pass Through Trust Agreement dated as of June 3, 1999, by and among the Guarantor, Northwest and the Pass Through Trustee (together, as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pass Through Trust Agreement") relating to Northwest Airlines Pass Through Trust 2002-1G-2 pursuant to which the Northwest Airlines Pass Through Trust, Series 2002-1G-2 Certificates referred to therein (the "Certificates") are being issued;

          WHEREAS, Northwest and Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, Credit Lyonnais Securities (USA) Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., ABN AMRO Incorporated, Morgan Stanley & Co. Incorporated, U.S. Bancorp Piper Jaffray Inc., BNP Paribas Securities Corp., and The Royal Bank of Scotland plc (collectively, the "Underwriters" and, together with their respective transferees and assigns as registered owners of the Certificates, the "Investors") have entered into an Underwriting Agreement dated as of July 29, 2002 pursuant to which the Pass Through Trustee will issue and sell the Certificates to the Underwriters;

          WHEREAS, Northwest, the Pass Through Trustee, certain other pass through trustees and certain other persons concurrently herewith are entering into the Note Purchase Agreement, dated as of the date hereof (the "Note Purchase Agreement"), pursuant to which the Pass Through Trustee has agreed to acquire from time to time on or prior to the Delivery Period Termination Date (as defined in the Note Purchase Agreement) equipment notes (the "Equipment Notes") issued to finance the acquisition of aircraft by Northwest, as lessee or as owner, utilizing a portion of the proceeds from the sale of the Certificates (the "Net Proceeds");

          WHEREAS, the Escrow Agent, the Underwriters, the Pass Through Trustee and State Street Bank and Trust Company, as paying agent for the Escrow Agent (in such capacity, together with its successors in such capacity, the "Paying Agent") concurrently herewith are entering into an Escrow and Paying Agent Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Escrow and Paying Agent Agreement"); and

          WHEREAS, the Underwriters and the Pass Through Trustee intend that the Net Proceeds be held in escrow by the Escrow Agent on behalf of the Investors pursuant to the Escrow and Paying Agent Agreement, subject to withdrawal upon request of and proper certification by the Pass Through Trustee for the purpose of purchasing Equipment Notes, and that pending such withdrawal the Net Proceeds be deposited by the Escrow Agent with the Depositary pursuant to this Agreement, which provides for the Depositary to pay interest for distribution to the Investors and to establish accounts from which the Escrow Agent shall make withdrawals upon request of and proper certification by the Pass Through Trustee.

          NOW, THEREFORE, in consideration of the obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1.1 Acceptance of Depositary. The Depositary hereby agrees to act as depositary bank as provided herein and in connection therewith to accept all amounts to be delivered to or held by the Depositary pursuant to the terms of this Agreement. The Depositary further agrees to hold, maintain and safeguard the Deposits and the Accounts (as defined below) during the term of this Agreement in accordance with the provisions of this Agreement. The Escrow Agent shall not have any right to withdraw, assign or otherwise transfer moneys held in the Accounts except as permitted by this Agreement.

          SECTION 1.2 Establishment of Accounts. The Escrow Agent hereby instructs the Depositary, and the Depositary agrees, to establish the separate deposit accounts listed on Schedule I hereto and to establish such additional separate deposit accounts as may be required in connection with the deposits contemplated by Section 2.4 hereof (each, an "Account" and collectively, the "Accounts"), each in the name of the Escrow Agent and all on the terms and conditions set forth in this Agreement.

          SECTION 2.1 Deposits. The Escrow Agent shall direct the Underwriters to deposit with the Depositary on the date of this Agreement (the "Deposit Date") in Federal (same day) funds by wire transfer to: Credit Suisse First Boston, New York branch, Reference: Northwest 2002-1G-2, and the Depositary shall accept from the Underwriters, on behalf of the Escrow Agent, the sum of US$150,000,000. Upon acceptance of such sum, the Depositary shall (i) establish each of the deposits specified in Schedule I hereto maturing on April 15, 2004 (including any deposit made pursuant to Section 2.4 hereof, individually, a "Deposit" and, collectively, the "Deposits") and (ii) credit each Deposit to the related Account as set forth therein. No amount shall be deposited in any Account other than the related Deposit.

          SECTION 2.2 Interest. Each Deposit shall bear interest from and including the date of deposit to but excluding the date of withdrawal at the rate of 6.264% per annum (computed on the basis of a year of twelve 30 day months) payable to the Paying Agent on behalf of the Escrow Agent quarterly in arrears on each February 20, May 20, August 20 and November 20, commencing on August 20, 2002 (provided that if any such day is not a Business Day, then the immediately succeeding Business Day; each, an "Interest Payment Date", provided, further that no additional interest shall be added for such additional period), on the date of a Series D Non-Issuance Withdrawal (as defined below), if applicable, and on, the date of the Final Withdrawal (as defined below), or the date of the Replacement Withdrawal (as defined


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

below), as applicable, all in accordance with the terms of this Agreement (whether or not any such Deposit is withdrawn on an Interest Payment Date). Interest accrued on any Deposit that is withdrawn pursuant to a Notice of Purchase Withdrawal (as defined below) (other than any portion thereof subject to a Series D Non-Issuance Withdrawal (as defined below)) shall be paid on the next Interest Payment Date, notwithstanding any intervening Final Withdrawal (as defined below).

          SECTION 2.3 Withdrawals. (a) On and after the date seven days after the establishment of any Deposit, the Escrow Agent may, by providing at least one Business Day's prior notice of withdrawal to the Depositary in the form of Exhibit A hereto (a "Notice of Purchase Withdrawal"), withdraw not less than the entire balance of such Deposit (a portion of which may be subject to a Series D Non-Issuance Withdrawal pursuant to Section 2.3(b)(iii)), except that at any time prior to the actual withdrawal of such Deposit, the Escrow Agent or the Pass Through Trustee may, by notice to the Depositary, cancel such withdrawal (including on the scheduled date therefor), and thereafter such Deposit shall continue to be maintained by the Depositary in accordance with the original terms thereof. Following such withdrawal the balance in the related Account shall be zero and the Depositary shall close such Account. As used herein, "Business Day" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Minneapolis, Minnesota or Boston, Massachusetts and which is also a day for trading by and between banks in the London interbank Eurodollar market. The Depositary may waive the foregoing requirement that any Deposit can only be withdrawn on or after seven days after the establishment thereof, and may instead reserve the right, upon at least 14 days' prior written notice to Northwest, the Escrow Agent and the Pass Through Trustee, to require seven days' notice for any withdrawal.

          (b) (i) The Escrow Agent may, by providing at least fifteen (15) days' prior notice of withdrawal to the Depositary in the form of Exhibit B hereto (a "Notice of Final Withdrawal"), withdraw the entire amount of all of the remaining Deposits together with the payment by the Depositary of all accrued and unpaid interest on such Deposits to but excluding the specified date of withdrawal (a "Final Withdrawal"), on such date as shall be specified in such Notice of Final Withdrawal. If a Notice of Final Withdrawal has not been given to the Depositary on or before March 31, 2004 and there are unwithdrawn Deposits on such date, the Depositary shall pay the amount of the Final Withdrawal to the Paying Agent on April 15, 2004.

          (ii) The Escrow Agent may, by providing at least fifteen (15) days' prior notice of withdrawal to the Depositary in the form of Exhibit C hereto (a "Notice of Replacement Withdrawal"), withdraw the entire amount of all Deposits then held by the Depositary together with all accrued and unpaid interest on such Deposits (including Deposits previously withdrawn pursuant to a Notice of Purchase Withdrawal) to but excluding the specified date of withdrawal (a "Replacement Withdrawal"), on such date as shall be specified in such Notice of Replacement Withdrawal.

          (iii) Concurrently with the giving of any Notice of Purchase Withdrawal, the Escrow Agent may provide a notice of withdrawal to the Depositary in the Form of Exhibit D hereto (a "Notice of Series D Non-Issuance Withdrawal") requesting the withdrawal of (A) a portion of any Deposit to be withdrawn pursuant to such Notice of Purchase Withdrawal in the amount specified in such Notice of Series D Non-Issuance Withdrawal together with payment by the Depositary of the accrued and unpaid interest on that portion of such Deposit to but excluding the specified date of withdrawal, and/or (B) a portion of any or all of the Deposits in the respective amounts and from the accounts specified in such Notice of Series D Non-Issuance Withdrawal together with payment by the Depositary of the accrued and unpaid interest on the amount being withdrawn to but excluding the specified date of withdrawal (collectively, a "Series D Non-Issuance Withdrawal"), on such date as shall be specified in such Notice of Series D Non-Issuance Withdrawal. At any time prior to the actual withdrawal of any such Deposit, the Escrow Agent or the Pass Through Trustee may, by notice to the Depositary, cancel such withdrawal (including on the scheduled date therefor), and thereafter such Deposit shall continue to be maintained by the Depositary in accordance with the original terms thereof.

          (c) If the Depositary receives a duly completed Notice of Purchase Withdrawal, Notice of Final Withdrawal, Notice of Replacement Withdrawal or Notice of Series D Non-Issuance Withdrawal (each, a "Withdrawal Notice") complying with the provisions of this Agreement, it shall make the payments specified therein in accordance with the provisions of this Agreement.

          SECTION 2.4 Other Accounts. On the date of withdrawal of any Deposit under Section 2.3(a), the Escrow Agent, or the Pass Through Trustee on behalf of the Escrow Agent, shall re-deposit with the Depositary any portion thereof not used to acquire Equipment Notes and not otherwise subject to a Series D Non-Issuance Withdrawal and the Depositary shall accept the same for deposit hereunder. Any sums so received for deposit under this Section 2.4 shall be established as a new Deposit and credited to a new Account, all as more fully provided in Section 2.1 hereof, and thereafter the provisions of this Agreement shall apply thereto as fully and with the same force and effect as if such Deposit had been established on the Deposit Date except that (i) such Deposit may not be withdrawn prior to the date seven days after the establishment thereof and (ii) such Deposit shall mature on April 15, 2004 and bear interest as provided in Section 2.2. The Depositary shall promptly give notice to the Escrow Agent of receipt of each such re-deposit and the account number assigned thereto.

          SECTION 3. Termination. This Agreement shall terminate on the fifth Business Day after the later of the date on which (i) all of the Deposits shall have been withdrawn and paid as provided herein without any re-deposit and (ii) all accrued and unpaid interest on the Deposits shall have been paid as provided herein, but in no event prior to the date on which the Depositary shall have performed in full its obligations hereunder.

          SECTION 4. Payments. All payments (including, without limitation, those payments made in respect of Taxes (as defined and provided for below)) made by the Depositary hereunder shall be paid in United States Dollars and immediately available funds by wire transfer (i) in the case of accrued interest on the Deposits payable under Section 2.2 hereof or any Final Withdrawal or any Series D Non-Issuance Withdrawal, directly to the Paying Agent at State Street Bank and Trust Company, Two International Place, Boston, Massachusetts 02110, Attention: Corporate Trust Department, Reference:
Northwest Airlines 2002-1G-2, or to such other account as the Paying Agent may direct from time to time in writing to the Depositary and the Escrow Agent and
(ii) in the case of any withdrawal of one or more Deposits pursuant to a Notice of Purchase Withdrawal or Notice of Replacement Withdrawal, directly to or as directed by the Pass Through Trustee as specified and in the manner provided in such Notice of Purchase Withdrawal or Notice of Replacement Withdrawal. The Depositary hereby waives any and all rights of set-off, combination of accounts, right of retention or similar right (whether arising under applicable law, contract or otherwise) it may have against the Deposits howsoever arising. Except as provided below, all payments on or in respect of each Deposit shall be made free and clear of and without reduction for or on account of any and all taxes, levies or other impositions or charges (collectively, "Taxes"). However, if the Depositary or the Paying Agent (pursuant to Section 2.4 of the Escrow and Paying Agent Agreement) shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder, the Depositary shall (i) make such deductions or withholding, (ii) pay the full amount deducted or withheld (including in respect of such additional amounts) to the competent taxation authority and
(iii) if the Taxes required to be deducted or withheld are imposed by Switzerland or any political subdivision thereof, pay such additional amounts as may be necessary in order that the actual amount received by the designated recipient of such sum under this Agreement or the Escrow and Paying Agent Agreement after such deduction or withholding equals the sum it would have received had no such deduction or withholding been required. If the date on which any payment due on any Deposit would otherwise fall on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and no additional interest shall accrue in respect of such extension.

          SECTION 5. Representation and Warranties. The Depositary hereby represents and warrants to Northwest, the Escrow Agent, the Pass Through Trustee and the Paying Agent that:

          (a) it is a bank duly organized and validly existing in good standing under the laws of its jurisdiction of organization and is duly qualified to conduct banking business in the State of New York through its New York branch;

          (b) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement;

          (c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of it and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof;

          (d) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement;

          (e) neither the execution, delivery or performance by it of this Agreement, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or of any indenture, mortgage or contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties; and

          (f) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (i) would adversely affect the ability of it to perform its obligations under this Agreement or (ii) would call into question or challenge the validity of this Agreement or the enforceability hereof in accordance with the terms hereof, nor is the Depositary in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement.

          SECTION 6. Transfer. Neither party hereto shall be entitled to assign or otherwise transfer this Agreement (or any interest herein) other than (in the case of the Escrow Agent) to a successor escrow agent under the Escrow and Paying Agent Agreement, and any purported assignment in violation thereof shall be void. This Agreement shall be binding upon the parties hereto and their respective successors and (in the case of the Escrow Agent) permitted assigns.

          SECTION 7. Amendment, Etc. This Agreement may not be amended, waived or otherwise modified except by an instrument in writing signed by the party against whom the amendment, waiver or other modification is sought to be enforced and by the Pass Through Trustee.

          SECTION 8. Notices. Unless otherwise expressly provided herein, any notice or other communication under this Agreement shall be in writing (including by facsimile) and shall be deemed to be given and effective upon receipt thereof. All notices shall be sent to (x) in the case of the Depositary, Credit Suisse First Boston, 11 Madison Avenue, New York, New York 10010, Attention: Trevor Moffitt (Telecopier: (212) 743-1979 or (y) in the case of the Escrow Agent, Wells Fargo Bank Northwest, National Association, 299 South Main Street, 12th Floor, Salt Lake City, UT 84111, Attention:
Corporate Trust Services (Telecopier: (801) 246-5053), in each case, with a copy to the Pass Through Trustee, State Street Bank and Trust Company of Connecticut, National Association 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate/Muni Department (Telecopier: (860) 244-1889) and to Northwest, Northwest Airlines, Inc., Department A4010, 5101 Northwest Drive, St. Paul, MN 55111-3034, Attention: Treasurer (Telecopier:
(612) 726-0665) (or at such other address as any such party may specify from time to time in a written notice to the parties hereto). On or prior to the execution of this Agreement, the Escrow Agent has delivered to the Depositary a certificate containing specimen signatures of the representatives of the Escrow Agent who are authorized to give notices and instructions with respect to this Agreement. The Depositary may conclusively


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

rely on such certificate until the Depositary receives written notice from the Escrow Agent to the contrary.

          SECTION 9. Obligations Unconditional. The Depositary hereby acknowledges and agrees that its obligation to repay each Deposit together with interest thereon as provided herein is absolute, irrevocable and unconditional and constitutes a full recourse obligation of the Depositary enforceable against it to the full extent of all of its assets and properties.

          SECTION 10. Entire Agreement. This Agreement (including all attachments hereto) sets forth all of the promises, covenants, agreements, conditions and understandings between the Depositary and the Escrow Agent with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

          SECTION 11. Governing Law. This Agreement, and the rights and obligations of the Depositary and the Escrow Agent with respect to the Deposits, shall be governed by, and construed in accordance with, the laws of the State of New York and subject to the provisions of Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          SECTION 12. Waiver of Jury Trial Right. EACH OF THE DEPOSITARY AND THE ESCROW AGENT ACKNOWLEDGES AND ACCEPTS THAT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SUCH PARTY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY.

          SECTION 13. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

          SECTION 14. Head Office Obligation. Credit Suisse First Boston hereby agrees that the obligations of the Depositary hereunder are also the obligations of Credit Suisse First Boston's Head Office in Zurich, Switzerland. Accordingly, any beneficiary of this Agreement will be able to proceed directly against Credit Suisse First Boston's Head Office in Zurich, Switzerland if Credit Suisse First Boston's New York branch defaults in its obligation to such beneficiary under this Agreement.




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


          IN WITNESS WHEREOF, the Escrow Agent and the Depositary have caused this Deposit Agreement to be duly executed as of the day and year first above written.


                                              WELLS FARGO BANK NORTHWEST,
                                              NATIONAL ASSOCIATION,
                                                as Escrow Agent


                                              By   /s/ Michael D. Hoggan
                                                 ---------------------------
                                                 Name: Michael D. Hoggan
                                                 Title: Assistant Vice President



                                              CREDIT SUISSE FIRST BOSTON,
                                              NEW YORK BRANCH,
                                                as Depositary


                                              By
                                                 --------------------------
                                                 Name:
                                                 Title:

                                              By
                                                 --------------------------
                                                 Name:
                                                 Title:






               Deposit Agreement (Class G-2) - Northwest 2002-1

          IN WITNESS WHEREOF, the Escrow Agent and the Depositary have caused this Deposit Agreement to be duly executed as of the day and year first above written.


                                              WELLS FARGO BANK NORTHWEST,
                                              NATIONAL ASSOCIATION,
                                                as Escrow Agent


                                              By
                                                 ---------------------------
                                                 Name:
                                                 Title:



                                              CREDIT SUISSE FIRST BOSTON,
                                              NEW YORK BRANCH,
                                                as Depositary


                                              By    /s/ Jeffrey Bernstein
                                                 --------------------------
                                                 Name: Jeffrey Bernstein
                                                 Title: Vice President

                                              By    /s/ Vitaly G. Butenko
                                                 --------------------------
                                                 Name: Vitaly G. Butenko
                                                 Title: Associate






               Deposit Agreement (Class G-2) - Northwest 2002-1

                                                                  Schedule I


                             Schedule of Deposits
                                   Class G-2


   Aircraft Type                 Deposit Amount                 Account No.
   -------------                 --------------                 -----------

Airbus A319-100                         -                       N352NB G-2
Airbus A319-100                         -                       N358NB G-2
Airbus A319-100                         -                       N359NB G-2
Airbus A319-100                         -                       N360NB G-2
Airbus A319-100                         -                       N361NB G-2
Airbus A319-100                         -                       N362NB G-2
Airbus A319-100                         -                       N363NB G-2
Airbus A319-100                         -                       N364NB G-2
Airbus A319-100                    $8,673,681                   N365NB G-2
Airbus A319-100                    $22,849,445                  N366NB G-2
Airbus A319-100                    $22,961,838                  N367NB G-2
Boeing 757-300                          -                       N585NW G-2
Boeing 757-300                          -                       N587NW G-2
Boeing 757-300                     $34,986,735                  N588NW G-2
Boeing 757-300                          -                       N589NW G-2
Boeing 757-300                          -                       N590NW G-2
Boeing 757-300                          -                       N591NW G-2
Airbus A330-300                         -                       N802US G-2
Airbus A330-300                         -                       N801US G-2
Airbus A330-300                    $60,528,300                  N803US G-2

                                                                   EXHIBIT A


                         NOTICE OF PURCHASE WITHDRAWAL


CREDIT SUISSE FIRST BOSTON
New York Branch
11 Madison Avenue
New York, New York  10010
Attention:  Trevor Moffitt
Telecopier:  (212) 743-1979


Gentlemen:

          Reference is made to the Deposit Agreement (Class G-2) dated as of August 5, 2002 (the "Deposit Agreement"; capitalized terms used in this Notice and not otherwise defined shall have the meanings assigned thereto in the Deposit Agreement) between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and Credit Suisse First Boston, New York Branch, as Depositary (the "Depositary").

          In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[_______], Account No. ____________.

          The undersigned hereby directs the Depositary to pay $[__________] of the proceeds of the Deposit to ________________, Account No. _____,
Reference: _________] on _________ __, 200__, upon the telephonic request of a representative of the Pass Through Trustee.

          [The undersigned confirms that $[_________] of the proceeds of the Deposit is subject to a Series D Non-Issuance Withdrawal and hereby directs the Depositary to comply with the instructions contained in the Notice of Series D Non-Issuance Withdrawal delivered concurrently with this Notice.]



                                           WELLS FARGO BANK NORTHWEST,
                                              NATIONAL ASSOCIATION,
                                              as Escrow Agent


                                           By ___________________________
                                              Name:
                                              Title:
Dated: _______ __, 200_

                                                                   EXHIBIT B


                          NOTICE OF FINAL WITHDRAWAL


CREDIT SUISSE FIRST BOSTON
New York Branch
11 Madison Avenue
New York, New York  10010
Attention:  Trevor Moffitt
Telecopier:  (212) 743-1979


Gentlemen:

          Reference is made to the Deposit Agreement (Class G-2) dated as of August 5, 2002 (the "Deposit Agreement"; capitalized terms used in this Notice and not otherwise defined shall have the meanings assigned thereto in the Deposit Agreement) between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and Credit Suisse First Boston, New York Branch, as Depositary (the "Depositary").

          In accordance with Section 2.3(b)(i) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of all Deposits.

          The undersigned hereby directs the Depositary to pay the proceeds of the Deposits and accrued interest thereon to the Paying Agent at State Street Bank and Trust Company, ABA# [__________], Account No. _____________,
Reference: Northwest 2002-1G-2.



                                           WELLS FARGO BANK NORTHWEST,
                                              NATIONAL ASSOCIATION,
                                              as Escrow Agent


                                           By ___________________________
                                              Name:
                                              Title:
Dated: _________, 200_

                                   EXHIBIT C

                       NOTICE OF REPLACEMENT WITHDRAWAL

CREDIT SUISSE FIRST BOSTON
New York Branch
11 Madison Avenue
New York, New York  10010
Attention:  Trevor Moffitt
Telecopier:  (212) 743-1979

          Reference is made to the Deposit Agreement (Class G-2) dated as of August 5, 2002 (the "Deposit Agreement"; capitalized terms used in this Notice and not otherwise defined shall have the meanings assigned thereto in the Deposit Agreement) between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and Credit Suisse First Boston, New York Branch, as Depositary (the "Depositary").

          In accordance with Section 2.3(b)(ii) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of all Deposits.

          The undersigned hereby directs the Depositary to pay the proceeds of the Deposits and accrued interest thereon to [_____________________],
Reference: Northwest 2002-1G-2.



                                           WELLS FARGO BANK NORTHWEST,
                                              NATIONAL ASSOCIATION,
                                              as Escrow Agent


                                           By ___________________________
                                              Name:
                                              Title:
Dated: _________, 200_

                                   EXHIBIT D

                  NOTICE OF SERIES D NON-ISSUANCE WITHDRAWAL

CREDIT SUISSE FIRST BOSTON
New York Branch
11 Madison Avenue
New York, New York  10010
Attention:  Trevor Moffitt
Telecopier:  (212) 743-1979

          Reference is made to the Deposit Agreement (Class G-2) dated as of August 5, 2002 (the "Deposit Agreement"; capitalized terms used in this Notice and not otherwise defined shall have the meanings assigned thereto in the Deposit Agreement) between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and Credit Suisse First Boston, New York Branch, as Depositary (the "Depositary").

          In accordance with Section 2.3(b)(iii) of the Deposit Agreement, the undersigned hereby requests the withdrawal of [(a)][$ [_________] of the proceeds of the Deposit to be withdrawn pursuant to the Notice of Purchase Withdrawal delivered concurrently with this Notice][, and (b)][a portion of the Deposits in the respective amounts and from the accounts specified in
Schedule I attached hereto].

          The undersigned hereby directs the Depositary to pay on [specify payment date] the proceeds of the foregoing withdrawals, together with accrued interest thereon to such date of payment to the Paying Agent at [NAME] ABA#_____, Account #_______, Attention:_________, Reference: Northwest 2002-1G-2.


                                           WELLS FARGO BANK NORTHWEST,
                                              NATIONAL ASSOCIATION,
                                              as Escrow Agent


                                           By ___________________________
                                              Name:
                                              Title:
Dated: _________, 200_